EXHIBIT 10.23

Section 1.2(g) of the Agreement and Plan of Reorganization and Share Exchange dated May 15, 2007, between us and the Bank pertaining to our assumption of the Bank’s Employee Stock Option Plan, Director Stock Option Plan and outstanding stock options (incorporated by reference from Exhibit 2.01)